United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 23, 2023

Date of Report (Date of earliest event reported)

NOBLE ROCK ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39970	98-1566600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 338-9130

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NRACU	Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	NRAC	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NRACW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 23, 2023, Noble Rock Acquisition Corp. (the “Company”) filed a supplement to its proxy statement dated January 6, 2023 in connection with its upcoming extraordinary general meeting of shareholders (the “Meeting”) initially scheduled to be held on January 25, 2023 to announce the postponement of the Meeting to January 27, 2023 as well as an extension of the redemption deadline from 5:00 p.m. on January 23, 2023 to 5:00 p.m. on January 25, 2023. The postponement was due to a change in the terms of the funds to be deposited into the Company’s trust account in connection with each extension as well as a determination that the Class B ordinary shares would not be converted into Class A ordinary shares in connection with the Meeting.

Shareholders who have previously submitted shares for redemption or who have voted by proxy do not need to do anything unless they change their decision as to redemption or voting.

A copy of the proxy supplement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Name
99.1	Proxy Supplement Dated January 23, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2023

NOBLE ROCK ACQUISITION CORP.

By:	/s/ Whitney A. Bower
Name:	Whitney A. Bower
Title:	Chief Executive Officer and Chairman

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